Exhibit 1.1

Execution Version

10,700,000 Shares

NATIONAL CINEMEDIA, INC.

Common Stock

UNDERWRITING AGREEMENT

August 12, 2010

Credit Suisse Securities (USA) LLC

  As Representative of the Several Underwriters,

    Eleven Madison Avenue,

      New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. The persons named in Schedule A hereto (each a “Selling Stockholder” and collectively, the “Selling Stockholders”), severally and not jointly, propose to sell to the Underwriters (as defined below) an aggregate of 10,700,000 outstanding shares (“Firm Securities”) of common stock, $0.01 par value per share (“Securities”), of National CineMedia, Inc., a Delaware corporation (“Company”), and also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,337,500 additional outstanding shares (“Optional Securities”) of the Company’s Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

The Firm Securities and the Optional Securities are comprised of Securities issuable upon redemption of a like number of outstanding common membership units (the “Common Units”) of National CineMedia, LLC, a Delaware limited liability company (“NCM LLC”), held by each Selling Stockholder, which Common Units such Selling Stockholder intends to redeem, and which Securities the Company intends to issue to such Selling Stockholder upon such redemption, prior to the First Closing Date and the Optional Closing Date, as applicable (as such terms are defined below), in accordance with the Third Amended and Restated Limited Liability Company Operating Agreement of NCM LLC, as amended by the First Amendment thereto dated as of March 16, 2009 and the Second Amendment (as defined below) (as so amended, the “NCM LLC Agreement”), the Company’s Amended and Restated Certificate of Incorporation and the Waiver (as defined below) (the “Redemption”). Prior to the First Closing Date, the Company, the Selling Stockholders and the other members of NCM LLC propose to enter into a Second Amendment to the NCM LLC Agreement, a copy of which has been provided to the Underwriters, with respect to certain provisions governing the Redemption (the “Second Amendment”), and the Selling Stockholders, Cinemark Holdings, Inc. and the Company propose to execute a waiver with respect to certain notice periods for the Redemption under the NCM LLC Agreement (the “Waiver”).

Each of the Selling Stockholders and each of the Company and NCM LLC hereby agrees with the several Underwriters named in Schedule B hereto (“Underwriters”) that any and all references in this Agreement to “subsidiaries” of the Company shall be deemed to include NCM LLC.

2. Representations and Warranties of the Company, NCM LLC and each Selling Stockholder. (a) Each of the Company and NCM LLC jointly and severally represents and warrants to, and agrees with, the several Underwriters that:

(i) A registration statement on Form S-3 (No. 333-162933) (“initial registration statement”) relating to the Offered Securities, including a related prospectus, has been filed with the Securities and Exchange Commission (“Commission”), and an additional registration statement on Form S-3 (No. 333-168645) (“additional registration statement”) relating to the Offered Securities has been filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933 (“Act”). “Initial Registration Statement” as of any time means the initial registration statement, in the form then filed with the Commission, including all information contained in the additional registration statement and then deemed to be a part of the initial registration statement pursuant to the General Instructions of Form S-3, and, in each case, including any amendment thereto, any document incorporated by reference therein and all 430B Information (as defined below) and all 430C Information (as defined below) with respect to the Initial Registration Statement and that in any case has not then been superseded or modified. “Additional Registration Statement” as of any time means the additional registration statement, in the form then filed with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including any amendment thereto, any document incorporated by reference therein and all 430B information and all 430C Information with respect to the Additional Registration Statement and that in any case has not then been superseded or modified. The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” “Registration Statement” as of any time means the Initial Registration Statement and the Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of the Effective Time (as defined below). For purposes of the foregoing definitions, Rule 430B Information shall be considered to be included in such Registration Statement as of the time specified in Rule 430B. As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended (except as contemplated in compliance with Rule 430C, 430B(e) or 430B(f)). The Additional Registration Statement has become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended (except as contemplated in compliance with Rule 430C, 430B(e) or 430B(f)). The Offered Securities all have been duly registered under the Act pursuant to the Initial Registration Statement and the Additional Registration Statement.

For purposes of this Agreement.

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Applicable Time” means 6:00 P.M. (Eastern time) on the date of this Agreement.

“Effective Time” with respect to the Registration Statement means the time of the first contract of sale for the Offered Securities.

“Effective Date” with respect to the Initial Registration Statement and the Additional Registration Statement means the date on which such Registration Statement was declared effective by the Commission or became effective upon filing pursuant to Rule 462(b), respectively.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) under the Act, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“Statutory Prospectus” as of any time means the prospectus relating to the Offered Securities included in a Registration Statement, as such base prospectus may have been updated by a new base prospectus filed under Rule 424(b) (“Rule 424(b)”) under the Act, immediately prior to that time, including all Rule 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the preceding sentence, 430B Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b).

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii) (i) (A) On the Effective Date of the Initial Registration Statement, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date (as defined below), the Initial Registration Statement conformed, and will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include, and will not include, any untrue statement of a material fact and did not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) (A) on the Effective Date of the Additional Registration Statement, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Additional Registration Statement conformed, and will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, and will not include, any untrue statement of a material fact and did not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) (A) on the date of the Prospectus, (B) at the time of filing the Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(iii) The date of this Agreement is not more than three years subsequent to the Effective Date of the Initial Registration Statement. If immediately prior to the third anniversary of the Effective Date of the Initial Registration Statement, any of the Offered Securities remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form satisfactory to Credit Suisse Securities (USA) LLC (“Credit

Suisse”), will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new shelf registration statement.

(iv) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 (“Rule 405”) under the Act, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(v) As of the Applicable Time, neither (i) any General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated August 6, 2010, including the base prospectus, dated August 6, 2010 (which is the most recent Statutory Prospectus distributed to investors generally), and the information set forth in Schedule D hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(vi) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies Credit Suisse as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify Credit Suisse and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(vii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect (as defined in subsection (xviii) below).

(viii) Each subsidiary of the Company has been duly incorporated or formed and is an existing corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, with power and authority (corporate or other, as applicable) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interests, as applicable, of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other equity interests, as applicable, of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(ix) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and, when issued to the Selling Stockholders in the Redemption, will be validly issued, fully paid and nonassessable and conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus; and the stockholders of the Company have no preemptive rights or other similar rights with respect to the Securities.

(x) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company or NCM LLC and any person that would give rise to a valid claim against the Company or NCM LLC or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xi) Except for the registration rights disclosed in the General Disclosure Package and Prospectus, there are no contracts, agreements or understandings between the Company or NCM LLC and any person granting such person the right to require the Company or NCM LLC to file a registration statement under the Act with respect to any securities of the Company or NCM LLC owned or to be owned by such person or to require the Company or NCM LLC to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or NCM LLC under the Act.

(xii) The Offered Securities have been approved for listing on The Nasdaq Global Select Market subject to notice of issuance.

(xiii) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required by the Company for the consummation of the transactions contemplated by this Agreement or the Redemption or in connection with the offering and sale of the Offered Securities by each of the Selling Stockholders, except such as have been obtained and made under the Act and such as may be required under state securities laws.

(xiv) Each of the Second Amendment and Waiver has been duly authorized, executed and delivered and constitutes the valid and legally binding obligation of NCM LLC and the Company, as applicable, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(xv) The execution, delivery and performance of this Agreement, the Second Amendment and the Waiver, the offering and sale of the Offered Securities, compliance with the terms and provisions of this Agreement and the consummation of the transactions contemplated by this Agreement and the Redemption will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or charter, by-laws, certificate of formation, limited liability company agreement or similar document or agreement, as applicable, of any such subsidiary, except with respect to (i) and

(ii) above only for such breaches, violations or defaults which individually or in the aggregate are not reasonably likely to have a Material Adverse Effect, and the Company has full power and authority to authorize and issue the Securities in the Redemption.

(xvi) This Agreement has been duly authorized, executed and delivered by the Company and NCM LLC.

(xvii) Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other material properties and material assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(xviii) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(xix) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company or NCM LLC, is imminent that is reasonably likely to have a Material Adverse Effect.

(xx) The Company and its subsidiaries own, possess, license or, to the Company’s knowledge, can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and, except as to matters which have been resolved, have not received any notice of infringement or other violation of any intellectual property rights of any third party that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxi) Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, in either case, with jurisdiction over the Company, its subsidiaries or its properties relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and neither the Company nor NCM LLC is aware of any pending investigation which might lead to such a claim.

(xxii) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or NCM LLC to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s or NCM LLC’s knowledge, contemplated.

(xxiii) The financial statements and the related notes thereto included in each Registration Statement and the General Disclosure Package present fairly the financial positions of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements and the related notes have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the schedules included in each Registration Statement present fairly the information required to be stated therein.

(xxiv) Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package of the Company and NCM LLC, respectively, there has been no material adverse change, nor any development or event which is reasonably likely to result in a material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole or NCM LLC, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or paid or made by NCM LLC with respect to its equity interests.

(xxv) Neither the Company nor any of its subsidiaries is, and, after giving effect to the offering and sale of the Offered Securities, will be an “investment company” as defined in the Investment Company Act of 1940.

(xxvi) All material Tax returns required to be filed by the Company or any of its subsidiaries have been filed in all jurisdictions where such returns are required to be filed, which returns are true, complete, and correct in all material respects and all Taxes shown on such returns have been paid. All material Taxes due or claimed to be due from the Company and each of its subsidiaries have been paid, other than those (A) currently payable without penalty or interest or (B) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (A) and (B), adequate reserves have been established on the books and records of the Company and its subsidiaries in accordance with U.S. GAAP. No material deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against the Company or any of its subsidiaries. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(xxvii) Neither the Company nor any of its subsidiaries nor any director or officer or controlled affiliate or, to the knowledge of the Company, any agent or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and their respective controlled affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith and neither the Company nor any of its subsidiaries nor any director or officer or controlled affiliate or, to the knowledge of the Company, any agent or employee of the Company or any of its subsidiaries or has otherwise made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxviii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, in each case, to the extent applicable to or binding on the Company and its subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxix) None of the Company, any of its subsidiaries or any director or officer or controlled affiliate or, to the knowledge of the Company, any agent or employee of the Company or any of its subsidiaries is currently subject to any penalties, investigations, or enforcement actions related to U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(xxx) There is and has been no failure on the part of the Company, NCM LLC, nor any of their respective directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to the Company and NCM LLC.

(xxxi) Each of the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Such internal controls are overseen by the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company (the “Board”) in accordance with the rules under the Securities Exchange Act of 1934 (the “Exchange Act”). Since the date of the latest audited financial statements of the Company and NCM LLC, respectively, included in the General Disclosure Package, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in internal controls (except as disclosed in the Company’s Annual Report on Form 10-K, incorporated by reference in the General Disclosure Package, with respect to new accounting literature) or fraud involving management or other employees who have a significant role in internal controls, any violation of, or failure to comply with, the securities laws, or any matter which, if determined adversely, individually or in the aggregate, would have a Material Adverse Effect. The general accounting records of the Company and of each of its subsidiaries provide the basis for the preparation of the Company’s consolidated financial statements under U.S. GAAP and have been maintained in compliance with applicable laws. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

(xxxii) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 accurately and fully describes in all material respects (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the material judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the estimated likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(xxxiii) Except as disclosed in the General Disclosure Package, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of its subsidiaries and any director or executive officer of the Company or any of its subsidiaries or any person connected with such director or executive officer (including his/her spouse, children, and any company or undertaking in which he/she holds a controlling interest). There are no relationships or transactions between the Company or any of its subsidiaries, on the one hand, and its affiliates, officers and directors or their stockholders, customers or suppliers, on the other, which, although required to be disclosed, are not disclosed in the General Disclosure Package nor the Prospectus.

(xxxiv) There are no material contracts or documents that are required to be described in the Registration Statements or the Prospectus or to be filed as exhibits thereto that have not been so described and filed as required.

(xxxv) Deloitte and Touche LLP, who have audited certain financial statements of the Company and its subsidiaries, are an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder.

(xxxvi) Neither the Company, NCM LLC nor any of their respective officers, directors or affiliates have taken or will take, directly or indirectly, any action that is designed to or which has constituted or which could be expected to cause or result in, stabilization or manipulation of the price of any security of the Company or NCM LLC to facilitate the sale or resale of the Offered Securities.

(b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters and only with respect to such Selling Stockholder alone and not as to any other Selling Stockholder that:

(i) Such Selling Stockholder on each Closing Date will have valid and unencumbered title to their respective Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

(ii) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Selling Stockholder for the Redemption or the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities by such Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities laws.

(iii) The execution, delivery and performance of this Agreement, the Second Amendment and the Waiver, the offering and sale of the Offered Securities, compliance with the terms and provisions of this Agreement and the consummation of the transactions contemplated by this Agreement and the Redemption will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of their properties, or (ii) any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or (iii) the charter or by-laws of such Selling Stockholder that is a corporation or the constituent documents of such Selling Stockholder that is not a natural person or a corporation, except, in the case of clauses (i) or (ii), as would not have, individually or in the aggregate, a material adverse effect on such Selling Stockholder’s ability to perform its obligations under this Agreement, including the sale and delivery of the Securities hereunder.

(iv) (i) (A) On the Effective Date of each Registration Statement, (B) at the Effective Time relating to the Offered Securities and (C) on the Closing Date, each Registration Statement, (ii) (A) on the date of the Prospectus, (B) at the time of filing the Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Prospectus, and (iii) as of the Applicable Time, the General Disclosure Package, conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not include and will not include any untrue statement of a material fact and did not omit and will not omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and the General Disclosure Package, in the light of the circumstances under which they were made) not misleading. The preceding sentence only applies to each such Selling Stockholder to the extent that any statements in or omissions from a Registration Statement or the Prospectus or the General Disclosure Package are made in reliance on and in conformity with written information relating to such Selling Stockholder furnished to the Company by each Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by such Selling Stockholder consists of the following (collectively, the “Selling Stockholder Information”): such Selling Stockholder’s name, number of the Company’s Securities and number of Common Units of NCM LLC held by such Selling Stockholder before and after the offering (excluding percentages) and its plan to sell the Offered Securities pursuant to this Agreement and as set forth in the General Disclosure Package and the Prospectus under the caption “Selling Stockholder.”

(v) Selling Stockholder does not possess any material information concerning the Company or any of its subsidiaries that is not set forth in the General Disclosure Package.

(vi) This Agreement has been duly authorized, executed and delivered by such Selling Stockholder. Each of the Second Amendment and the Waiver has been duly authorized by such Selling Stockholder and, when duly executed and delivered, will constitute the valid and legally binding obligation of such Selling Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(vii) Except as disclosed in the General Disclosure Package or as contemplated by this Agreement, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(viii) There are no material agreements or arrangements relating to the Company or its subsidiaries to which such Selling Stockholder is a party, which are required to be described in the Registration Statements or the General Disclosure Package or to be filed as exhibits thereto that are not so described or filed.

(ix) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or which has constituted or which could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Stockholder agrees, severally and not jointly, to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from such Selling Stockholder, at a purchase price of $15.36 per share, the respective number of shares of Firm Securities set forth opposite the names of such Underwriter in Schedule B hereto and under the name of such Selling Stockholder in Schedule B hereto.

The Selling Stockholders agree, severally and not jointly, to deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of each of the Selling Stockholders, at the office of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203 at 10:00 A.M., Denver time, on August 18, 2010, or at such other time not later than seven full business days thereafter as Credit Suisse and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203 on the First Closing Date.

In addition, upon written notice from Credit Suisse given to the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the same purchase price per share to be paid for the Firm Securities. Each Selling Stockholder, severally and not jointly, agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by Credit Suisse to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. The Selling Stockholders will have no obligation to sell or deliver, and the Underwriters will have no obligation to purchase, Optional Securities unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Credit Suisse to each Selling Stockholder.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by Credit Suisse but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Stockholders will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price therefor in

Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of each of the Selling Stockholders at the above office of Holme Roberts & Owen LLP. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Holme Roberts & Owen LLP on the Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public upon the terms and conditions as set forth in the Prospectus.

5. Certain Agreements of the Company, NCM LLC and the Selling Stockholders.

(a) The Company and NCM LLC agree with the several Underwriters and the Selling Stockholders that:

(i) The Company has filed each of the base prospectus, dated August 6, 2010, and the preliminary prospectus supplement, dated August 6, 2010, with the Commission pursuant to and in accordance with Rule 424(b)(3) and will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by Credit Suisse, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company will advise Credit Suisse promptly of any such filing pursuant to Rule 424(b). The Company has complied and will comply with Rule 433.

(ii) The Company will advise Credit Suisse promptly of any proposal to amend or supplement at any time any Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without Credit Suisse’s consent (not to be unreasonably withheld or delayed), unless in the judgment of the Company and its counsel, and after notification to Credit Suisse, such amendment or supplement is required by law; and the Company will also advise Credit Suisse promptly of (i) the filing of any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (ii) any request by the Commission or its staff for any amendment to a Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose and will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and to obtain as soon as possible its lifting, if issued.

(iii) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend a Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify Credit Suisse of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither Credit Suisse’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(iv) As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(v) The Company will furnish to the Representative copies of each Registration Statement (including all exhibits), any Statutory Prospectus, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as Credit Suisse requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company and NCM LLC will jointly and severally pay the expenses of printing and distributing to the Underwriters all such documents.

(vi) The Company will endeavor, in cooperation with Credit Suisse, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as Credit Suisse may reasonably designate and to maintain such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(vii) The Company and NCM LLC jointly and severally will pay all expenses incident to the performance of the obligations of each Selling Stockholder and the Company under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as Credit Suisse designates and the printing of memoranda relating thereto for the filing fee incident to the review by the Financial Industry Regulatory Authority of the Offered Securities, for any travel expenses of the

Company’s or NCM LLC’s officers and employees, for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors; provided, however, any transfer taxes on the sale by such Selling Stockholder of the Offered Securities to the Underwriters shall be paid by such Selling Stockholder; provided further, however, that the Company and NCM LLC jointly and severally on one hand and the Underwriters jointly and severally on the other hand, shall each pay one-half of all of the expenses of the Company or NCM LLC incurred in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings. Except as otherwise provided by this Agreement, the Underwriters shall pay their own costs and expenses in connection with the transactions contemplated hereby, including, without limitation, fees and expenses of their counsel.

(viii) For the period specified below (the “Lock-Up Period”), the Company and NCM LLC will not offer, sell, contract to sell, pledge or otherwise dispose of, or grant any option, right or warrant to purchase, directly or indirectly, or file with the Commission a registration statement under the Act relating to, or enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position in, any additional shares of its Securities or securities convertible into or exchangeable, redeemable or exercisable for any shares of its Securities, or publicly disclose the intention to take any such action, in each case without the prior written consent of Credit Suisse, except grants of employee stock options or restricted stock pursuant to the terms of the Company’s 2007 Equity Incentive Plan as described in the General Disclosure Package, the issuances of Securities pursuant to the exercise of any such options described in this paragraph or the filing of a registration statement on Form S-8 relating to the securities issuable upon the exercise of such options or the issuance of restricted stock, and the Redemption and the issuance of the Offered Securities in the Redemption. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 90 days after the date hereof or such earlier date that Credit Suisse consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Credit Suisse waives, in writing, such extension. The Company will provide Credit Suisse with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period. This clause (viii)

does not apply to the filing of a prospectus or prospectus supplement in respect of any common stock of the Company to be issued to Cinemark Holdings, Inc. and affiliates upon the redemption of Common Units and the resale of those shares of common stock.

(ix) Prior to the First Closing Date, the Company shall execute and deliver the Second Amendment and the Waiver. The Company shall issue, on the First Closing Date and the Optional Closing Date, as applicable, the Firm Securities and the Optional Securities to each of the Selling Stockholders upon Redemption by the Selling Stockholders of a like number of Common Units in accordance with the NCM LLC Agreement, as modified by the Waiver.

(b) Each of the Selling Stockholders agrees, and only with respect to such Selling Stockholder alone and not as to any other Selling Stockholder, with the several Underwriters and the Company that:

(i) For the Lock-Up Period, such Selling Stockholder shall not take any action, directly or indirectly, that would violate such Selling Stockholder’s lock-up letter referred to in Section 7(i) hereof.

(ii) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend a Registration Statement or supplement the Prospectus to comply with the Act, such Selling Stockholder will promptly notify Credit Suisse of such event.

(iii) Prior to the First Closing Date, such Selling Stockholder shall execute and deliver the Second Amendment and the Waiver. Such Selling Stockholder shall redeem in the Redemption, on the First Closing Date and the Optional Closing Date, as applicable, a like number of Common Units for the Firm Securities and the Optional Securities in accordance with the NCM LLC Agreement, as modified by the Waiver.

6. Free Writing Prospectuses. The Company and each Selling Stockholder represents and agrees that, unless it obtains the prior consent of Credit Suisse, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and Credit Suisse is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 and has complied and will comply with the requirements of Rule 164 under the Act and Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company, NCM LLC and the Selling Stockholders herein, to the accuracy of the statements of the Company’s, NCM LLC’s and each Selling Stockholder’s officers made pursuant to the provisions hereof, to the performance by the Company, NCM LLC and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Representative shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement of Deloitte & Touche LLP confirming that they are an independent registered public accounting firm within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(i) in their opinion the financial statements and schedules audited by them and included in the Registration Statements and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Registration Statements and the General Disclosure Package;

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company and NCM LLC, inquiries of officials of the Company and NCM LLC who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A)	the unaudited financial statements included in the Registration Statements or the General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

(B)	at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the (a) capital stock, increase in long-term debt, or decreases in consolidated net current assets or stockholders’ equity of the consolidated companies, or (b) membership units outstanding, members’ equity, increase in long-term debt, or any decreases in net current assets of NCM LLC, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets, as compared with amounts shown on the latest balance sheet included in the General Disclosure Package; or

(C)	for the period from the closing date of the latest income statement included in the General Disclosure Package to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales or in the total amounts of consolidated net income, except in all cases set forth in clauses above for changes, increases or decreases which the General Disclosure Package discloses have occurred or may occur or which are described in such letter; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements, each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an “electronic road show,” as defined in Rule 433(h)) and the General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

(b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a)of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company, NCM LLC or the Representative, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Representative shall have received an opinion, dated such Closing Date, of Holme Roberts & Owen LLP, counsel for the Company substantially in the form attached hereto as Annex 1.

(e) The Representative shall have received an opinion, dated such Closing Date, from each of the following counsel: (A) O’Melveny & Myers LLP, counsel to American Multi-Cinema, Inc. and AMC Showplace Theatres, Inc., (B) Lathrop & Gage LLP, special Missouri counsel for American Multi-Cinema, Inc. and (C) Hogan Lovells US LLP, counsel to Regal CineMedia Holdings, LLC, substantially in the forms attached hereto as Annex 2-A, 2-B and 2-C, respectively.

(f) The Representative shall have received an opinion, dated such Closing Date, of Willkie Farr & Gallagher LLP, special counsel for the Company substantially in the form attached hereto as Annex 3.

(g) The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representative may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) The Representative shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company and NCM LLC in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company and NCM LLC in this Agreement are true and correct; the Company and NCM LLC has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111 under the Act, prior to the Applicable Time; and, subsequent to the respective dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event which to the knowledge of such officers, is reasonably likely to result in a material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(i) The Representative shall have received a letter, dated such Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(j) On or prior to the date of this Agreement, the Representative shall have received lock-up letters from each of the Selling Stockholders.

(k) The Representative shall have received a certificate, dated the Closing Date, of an authorized executive officer of each Selling Stockholder, in which such officer, in such capacity, shall state that the representations and warranties of such Selling Stockholder in this Agreement are true and correct and such Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(l) The Second Amendment and the Waiver shall have been executed and delivered by the parties thereto.

(m) Each Selling Stockholder shall have redeemed a like number of Common Units for the Offered Securities to be delivered on such Closing Date, and the Company shall have issued such Offered Securities to such Selling Stockholder, in accordance with Section 9.1 of the NCM LLC Agreement.

The Selling Stockholders, the Company and NCM LLC will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. Credit Suisse may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution.

(a) The Company and NCM LLC will jointly and severally indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and NCM LLC will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company and NCM LLC by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Exchange Act, insofar as any losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that a Selling Stockholder shall be subject to such liability only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information provided by such Selling Stockholder or contained in a representation or warranty given by such Selling Stockholder in this Agreement, it being understood and agreed that the only such information provided by such Selling Stockholder consists only of the Selling Stockholder Information; and provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.

(c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and NCM LLC, their respective directors, officers, employees and agents and each person, if any who controls the Company or NCM LLC within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company, NCM LLC or the Selling Stockholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company and NCM LLC by such Underwriter through the Representative specifically for use therein, and will reimburse the Company, NCM LLC or the Selling Stockholders for any legal or other expenses reasonably incurred by the Company, NCM LLC or the Selling Stockholders in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in fourth and twelfth paragraphs and the last sentence of the eleventh paragraph under the caption “Underwriting.”

(d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive or material procedural rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, NCM LLC and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, NCM LLC and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; provided, however, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder. The relative benefits received by the Company, NCM LLC and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, NCM LLC and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, NCM LLC and the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company, NCM LLC and each of the Selling Stockholders under this Section shall be in addition to any liability which the Company, NCM LLC or the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and NCM LLC, to each officer of the Company or NCM LLC who has signed a Registration Statement and to each person, if any, who controls the Company or NCM LLC within the meaning of the Act.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Credit Suisse may make arrangements satisfactory to the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Credit Suisse and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company, NCM LLC, or any Selling Stockholder, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company, NCM LLC or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company, NCM LLC or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and NCM LLC shall remain jointly and severally responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Selling Stockholders, the Company, NCM LLC and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 7(c), the Company and NCM LLC will jointly and severally reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their outside counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative, c/o Credit Suisse Securities (USA) LLC, at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company or NCM LLC, will be mailed, delivered or telegraphed and confirmed to it at 9110 East Nichols Avenue, Suite 200, Centennial, Colorado 80112-3405, Attention: R. Eugene Hardy, or, if sent to the Selling Stockholders, will be mailed, delivered or telegraphed and confirmed to American Multi-Cinema, Inc. and AMC Showplace Theatres, Inc., 920 Main Street, Kansas City, Missouri 64105, Attention: Kevin M. Connor and Regal CineMedia Holdings, LLC, 7132 Regal Lane, Knoxville, Tennessee 37918, Attention: Richard J. Mattera at Hogan Lovells US LLP, One Tabor Center, Suite 1500, 1200 Seventeenth Street, Denver, Colorado 80202; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure solely to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder. No purchaser of Offered Securities from any Underwriter shall be deemed a successor by reason merely of such purchase.

13. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company, NCM LLC and the Selling Stockholders acknowledge and agree that:

(a) the Underwriters have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and NCM LLC or the Selling Stockholders, on one hand, and the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriters have advised or are advising the Company, NCM LLC or the Selling Stockholders on other matters;

(b) the price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Underwriters and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company, NCM LLC and the Selling Stockholders have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and NCM LLC or the Selling Stockholders and that the Underwriters have no obligation to disclose such interests and transactions to the Company and NCM LLC or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d) each of the Company, NCM LLC and the Selling Stockholders waive, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company, NCM LLC or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or NCM LLC, including stockholders, employees or creditors of the Company and NCM LLC.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company, NCM LLC and each Selling Stockholder hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company and NCM LLC one of the counterparts hereof, whereupon it will become a binding agreement among the several Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

NATIONAL CINEMEDIA, INC.

By	/S/ RALPH E. HARDY
	Name:	Ralph E. Hardy
	Title:	Executive Vice President, General Counsel and Secretary

NATIONAL CINEMEDIA, LLC

By	/S/ RALPH E. HARDY
	Name:	Ralph E. Hardy
	Title:	Executive Vice President, General Counsel and Secretary

SELLING STOCKHOLDERS:

AMERICAN MULTI-CINEMA, INC.

By	/S/ CRAIG R. RAMSEY
	Name:	Craig R. Ramsey
	Title:	Executive Vice President and Chief Financial Officer

AMC SHOWPLACE THEATRES, INC.

By	/S/ CRAIG R. RAMSEY
	Name:	Craig R. Ramsey
	Title:	Executive Vice President and Chief Financial Officer

REGAL CINEMEDIA HOLDINGS, LLC

By	/S/ PETER B. BRANDOW
	Name:	Peter B. Brandow
	Title:	Vice President and Secretary

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By	/s/ SARAH-MARIE MARTIN
Name: Sarah-Marie Martin
Title: Managing Director

Acting on behalf of itself and as the Representative of the several Underwriters.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Selling Stockholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
AMC Showplace Theatres, Inc.	6,500,000	10,209
American Multi-Cinema, Inc.	—	802,291
Regal CineMedia Holdings, LLC	4,200,000	525,000

Total	10,700,000	1,337,500

Schedule A

SCHEDULE B

Underwriter	Number of Firm Securities to be Sold by		Number of Firm Securities
	AMC ShowPlace Theatres, Inc.	Regal CineMedia Holdings, LLC
Credit Suisse Securities (USA) LLC	3,250,000	2,100,000	5,350,000
Citigroup Global Markets Inc.	1,625,000	1,050,000	2,675,000
Morgan Stanley & Co. Incorporated	1,625,000	1,050,000	2,675,000

Total	6,500,000	4,200,000	10,700,000

Schedule B

SCHEDULE C

General Use Issuer Free Writing Prospectus

None.

Schedule C

SCHEDULE D

1.	There are 10,700,000 shares of Firm Securities to be sold to the Underwriters.

2.	The price per share of the Firm Securities to be sold to the public is $16.00.

Schedule D

ANNEX 1

Form of Opinion of Holme Roberts & Owen LLP

Annex A

ANNEX 2-A

Form of Opinion of O’Melveny & Myers LLP

ANNEX 2-A

ANNEX 2-B

Form of Opinion of Lathrop & Gage LLP

ANNEX 2-B

ANNEX 2-C

Form of Opinion of Hogan Lovells US LLP

ANNEX 2-C

ANNEX 3

Form of Opinion of Willkie Farr & Gallagher LLP

ANNEX 3